Exhibit 99.H4


                      AMENDMENT NO. 1 TO SCHEDULE A OF THE
                        ADMINISTRATIVE SERVICES AGREEMENT
                           PBHG INSURANCE SERIES FUND


     PBHG Insurance Series Fund consists of the following Funds, each of which is subject to the Administrative Services Agreement:

PBHG Growth II Portfolio
PBHG Large Cap Growth Portfolio
PBHG Select 20 Portfolio
PBHG Select Value Portfolio
PBHG Mid-Cap Value Portfolio
PBHG Small Cap Value Portfolio
PBHG Technology & Communications Portfolio
PBHG Small Cap Growth Portfolio
PBHG Stable Value Portfolio


Dated: ________________, 2002



PBHG INSURANCE SERIES FUND                   PBHG FUND SERVICES


By: ___________________________              By: ___________________________

Title: ________________________              Title: ________________________